PROXY                                                                      PROXY

                          UNION ACCEPTANCE CORPORATION

               Proxy Solicited on Behalf of the Board of Directors
            for the Special Meeting of Shareholders -- July 14, 2005

     The undersigned appoints Mark R. Ruh and Treg Bauchert, and each of them, as proxies, with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the shares of Common Stock of Union Acceptance Corporation which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders thereof to be held at the Barnes & Thornburg Conference Center, 5th Floor, 11 S. Meridian Street, Indianapolis, IN, on Thursday, July 14, 2005, at 9:00 a.m. local time, or at any adjournment thereof.

     Unless otherwise marked, this proxy will be voted FOR each of proposals 1, 2 and 3. In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side)


                          Union Acceptance Corporation
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.


     1.   Adoption  of the  Agreement  and Plan of
          Share Exchange with White River Capital,
          Inc.                                                  For       Against       Abstain
                                                                [  ]       [  ]           [  ]

     2.   Approval of the Purchase Agreement among
          WhiteRiver   Capital,    Inc.,   Coastal
          Credit,  LLC and the  members of Coastal
          Credit, LLC.                                           For       Against       Abstain
                                                                [  ]       [  ]           [  ]

     3.   Ratification of issuance of warrants for
          150,000  shares of common stock of White
          River  Capital,  Inc.  to  Castle  Creek
          funds.                                                 For       Against       Abstain
                                                                [  ]       [  ]           [  ]


     The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and of the Proxy Statement/Prospectus.


                                   Dated:                        , 2005


                                   Signature(s)_________________________________

                                               _________________________________

Please sign exactly as your name appears. Joint owners should each sign personally. Where applicable, indicate your official position or representation capacity.